UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2025
ARRAY DIGITAL INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Madison Street, Suite 810 Chicago, Illinois 60661
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (866) 753-4544

UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr, Chicago, Illinois 60631
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $1 par value	AD	New York Stock Exchange
6.25% Senior Notes due 2069	UZD	New York Stock Exchange
5.50% Senior Notes due 2070	UZE	New York Stock Exchange
5.50% Senior Notes due 2070	UZF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 6, 2025, Anthony Carlson was appointed President and Chief Executive Officer of Array Digital Infrastructure, Inc. (“Array”) effective November 16, 2025 (the “Effective Date”). On November 6, 2025, Mr. Carlson was also elected to the Array Board of Directors (the “Board”) effective on the Effective Date.

Mr. Carlson succeeds Douglas W. Chambers who will continue to serve as interim President and CEO, and as a director, of Array until November 16, 2025. Following the conclusion of his services as President and CEO, Mr. Chambers will serve as Senior Advisor at Array until December 9, 2025.

Mr. Carlson has served as Vice President of Organizational Transformation of TDS Telecommunications LLC since September 2024. Prior to that, Mr. Carlson was employed by Array from 2020 and served in various analytical, financial analysis, sales, and marketing roles, including Interim Area Vice President, Northwest Region in 2021 and Senior Director of Growth Marketing Strategy and Execution from 2021 until September 2024. Previously, Mr. Carlson worked at McKinsey & Company and Samsung Electronics. Mr. Carlson is a Trustee of the TDS Voting Trust. Mr. Carlson is the son of LeRoy T. Carlson, Jr., a director of Array and Vice Chair and director of Telephone and Data Systems, Inc. (“TDS”), and nephew of Walter C.D. Carlson, the Chair and a director of Array and Chair of the Board, President and CEO of TDS. Mr. Carlson is 39 years old.

In connection with Mr. Carlson’s election as President and Chief Executive Officer, Mr. Carlson and Array entered into an offer letter (the “Offer Letter”) dated November 6, 2025, which is attached hereto as Exhibit 10.1. The following description of Mr. Carlson’s compensation is qualified by reference to the complete terms of the Offer Letter. Mr. Carlson will receive an annual base salary of $400,000 and will be eligible for an annual bonus. Mr. Carlson’s target bonus opportunity for 2025, to be paid in 2026, will be 60% of his base salary and will be pro-rated based upon his period of service as President and Chief Executive Officer of Array during 2025. He will be eligible to participate in Array’s long-term incentive plan (LTIP) and his 2026 target multiple will be set at 140% of his base salary. The 2026 LTIP award is anticipated to occur in March. The metrics and other award terms are determined on an annual basis. Therefore, this target may change year-over-year, or in future years.

Item 9.01. Financial Statements and Exhibits
(d)   Exhibits

Exhibit Number	Description of Exhibits

10.1	Letter Agreement between Array Digital Infrastructure, Inc. and Anthony Carlson dated November 6, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY DIGITAL INFRASTRUCTURE, INC.

Date:	November 7, 2025	By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Executive Vice President, Chief Financial Officer and Treasurer